UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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TEXAS PACIFIC LAND CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEXAS PACIFIC LAND CORPORATION

1700 Pacific Avenue, Suite 2900

Dallas, TX 75201

(214) 969-5530

2021 ANNUAL MEETING OF STOCKHOLDERS

November 16, 2021

Amendment No. 1 to Proxy Statement

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Texas Pacific Land Corporation’s (the “Company”) definitive proxy statement for its 2021 annual meeting of stockholders (“Original Proxy Statement”), which was filed with the Securities and Exchange Commission on October 4, 2021, in order to restate the voting standard required for Proposals 4 and 5, to approve the Company’s 2021 Incentive Plan and to approve the Company’s 2021 Non-Employee Director Stock and Deferred Compensation Plan, respectively.

All other items in the Original Proxy Statement remain unchanged and are incorporated herein by reference. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Original Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE.

CHANGES TO ORIGINAL PROXY STATEMENT

1.	On page 4, under the heading, “How many votes are required to approve each proposal?” the descriptions of Proposals 4 and 5 are amended in their entirety to read as follows:

Proposal Four: The 2021 Incentive Plan will be approved if the Votes Cast favoring approval exceed the Votes Cast opposing approval. Abstentions will be treated as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal Five: The 2021 Non-Employee Director Stock and Deferred Compensation Plan will be approved if the Votes Cast favoring approval exceed the Votes Cast opposing approval. Abstentions will be treated as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

2.	On page 3, the response under the heading “What constitutes a quorum?” is amended in its entirety to read as follows:

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on November 16, 2021:

This Amendment No. 1, as well as Texas Pacific Land Corporation’s Original Proxy Statement,

the form of proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020,

are available at https://www.astproxyportal.com/ast/23956.